Exhibit 3.1
ROSS MILLER Secretary of State 208 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090347763-61
Filing Date and Time 04/16/2009 2:00 PM
Entity Number E0201482009-2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY
1. Name of Corporation	China Acquisition Group, Inc.
☒ Commercial Registered Agent [ CSC Services of'Nevada Inc. ]
2. Resident Agent For Service of Process: (check only one box)	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	502 East John Street	Carson City	Nevada	89706
	Street Address	City		Zip Code

	Mailing Address (If different from street address	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value: 100,000,000 common 10,000,000 preferred	Par value Per share: $0.001	Number of shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)
1. Yik Li Yee
Name
	RM 912, Wai Tung House, Tung Tau Estate	Kowloon, Hong Kong
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Yik Li Yee	X By: /s/ Yik Li Yee
	Name	Incorporator Signature

	RM 912, Wai Tung House, Tung Tau Estate	Kowloon, Hong Kong	NY	10952
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.
	X By: /s/ Elizabeth Koniczny			4-16/09
	Authorized Signature of R.A. or On behalf of R.A. Company			Date
This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
CHINA ACQUISITION GROUP, INC.

FIRST. The name of the corporation is China Acquisition Group, Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 502 East John Street, Carson City, NV 89706. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The Corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful act or activity for which corporation may be organized under Chapter 78 of the Nevada Revised Status.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is One Hundred Million (100,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share. The total number of preferred stock authorized that may be issued by the Corporation is Ten Million (10,000,000) shares of preferred stock with a par value of one tenth of one cent ($0.001), undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of preferred stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented.

FIFTH. The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation. The following is the sole member of the board of directors of the Corporation whose name and street address are:

Name :	Yik Li Yee
Address:	Room 912, Wai Tung House, Tung Tau Estate, Wong Tai Sin, Kowloon, Hong Kong

SIXTH. The name and the mailing address of the incorporator are:

Name :	Yik Li Yee
Address:	Room 912, Wai Tung House, Tung Tau Estate, Wong Tai Sin, Kowloon, Hong Kong

SEVENTH. The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statutes and particularly Section 78.037.1 thereof; as the same may be amended or supplemented.

EIGHTH. The Corporation shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, Indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders and disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation shall pay or otherwise advance all expenses or officers and directors incurred in defending a civil or criminal action, suit, or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.

NINTH. The corporation is to have perpetual existence.

TENTH. The board of directors shall adopt the initial By-laws of the corporation. The board of directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manlier or at the time prescribed by such laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a Corporation pursuant to Chapter 78 of the Nevada Revised Statutes, does make and file these Articles of incorporation, hereby declares and certifies that the facts herein stated are true.

DATED this  [16]th day of April, 2009

                   /s/  Yik Li Yee
                             INCORPORATOR   Yik Li Yee

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that CHINA ACQUISITION GROUP, INC., did on
April 16, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Diana Speltz Certificate Number: C20090416-2406	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 17, 2009 /s/ Ross Miller ROSS MILLER Secretary of State